Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Walter M. Pressey
President & CFO
(617) 912-1921
www.bostonprivate.com

BOSTON PRIVATE REPORTS FIRST QUARTER RESULTS

Strong Organic Growth in both AUM and the Balance Sheet

Boston, MA, April 16, 2003 – Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced results for the quarter ended March 31, 2003.  Net Income for the first quarter 2003 was $0.05 per diluted share. First quarter core earnings were $0.24 per share before reserves of $0.13 and $0.06 per share related to the enactment of a retroactive Massachusetts tax increase and lease abandonment costs, respectively.  This compares to net income of $0.25 per diluted share in both the first and fourth quarters of 2002.  The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.05 per share.

On March 6, 2003, the Company announced it had recorded a charge of approximately $3.0 million, or $0.13 per share, for Massachusetts taxes relating to legislation enacted on March 5, 2003 that retroactively disallows the deduction for dividends received from a real estate investment trust subsidiary (a “REIT”).  The new law is retroactive to 1999 and the $3.0 million reserve includes the impact of the new law through 2002 including interest (net of any related federal tax deduction).  The new tax law will increase the effective tax rate for Massachusetts operations for 2003, resulting in increased tax costs for the first quarter of approximately $0.3 million (net of federal tax benefit) or $0.01 per diluted share. The increase to the Company’s tax rate is expected to be approximately 3% for the full year from 31% to 34%.

First Quarter Results

For the three months ending March 31, 2003, Boston Private reported revenues of $30.8 million, an increase of 9% over first quarter 2002.  Net income for the quarter was $1.1 million compared to $5.8 million for the same quarter a year ago.  Net interest income increased $1.1 million to $16.3 million from $15.2 million for the same period in 2002.  This was accomplished through organic growth of loans and deposits, offset in part by a decrease in the Company’s net interest margin to 3.77%, down from 4.31% a year ago and 4.00% last quarter.  Increased business volume added approximately $3.0 million of interest income and net interest margin compression increased the cost of interest approximately $2.0 million.  Fees and other income for the quarter were up 11% to $14.5 million, or 47% of total revenues compared to the same quarter a year ago.

The Company’s average balance sheet assets increased 22% to approximately $1.87 billion, compared to $1.54 billion for first quarter of 2002.  Assets under management (AUM) as of March 31, 2003 were $6.8 billion, a 6% increase over the level at the end of 2002 and a 1% increase over $6.75 billion recorded at March 31, 2002.  New and existing clients contributed $509 million of net new assets under management during the quarter.  This business growth substantially exceeded the $134 million decline in market values that occurred during the period.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “In addition to tax and lease expenses, the first quarter was challenging given market conditions and volatile interest rates which impacted both our net interest margin and our investment management fees.  Despite these adverse events, we are gratified that Boston Private’s results are so strong.  Total balance sheet assets were up 23% and our net new investment management sales increased five fold (562%) over first quarter 2002.”  Mr. Vaill continued, “Boston Private’s business line and geographic diversification are the cornerstones of our growth strategy that have enabled us to withstand this extended period of market pressures.  While our results may vary in any given quarter, we are committed to solid long term financial performance at the top of our peer group. Looking forward, we believe we are well positioned as the markets improve.”

In an unrelated matter, the Company also announced that, in connection with the implementation of FASB Statement 146, it would recognize a first quarter charge of $1.3 million, or approximately $0.06 per share, net of tax, to cover its lease obligation in Menlo Park, California, relating to the move of its investment advisory business to a new facility in Palo Alto. “The strategic nature of this move, which positions Sand Hill Advisors adjacent to Borel Private Bank in Palo Alto, will enhance our offering to the wealth management marketplace and makes this a sound investment for future growth,” said Vaill.

Loan Portfolio Growth and Quality Remain Strong

Boston Private’s residential mortgage and commercial lending portfolios achieved strong growth in the quarter.  As of March 31, 2003, commercial loans, which averaged approximately $637,000 per loan, totaled $746 million, up 33% over the first quarter of last year.  Similarly, the residential mortgage loan portfolio, which averaged $509,000 per loan, totaled $551 million, up 8% over first quarter 2002.  Overall, the total loan portfolio grew 20% over last year, totaling $1.4 billion at March 31, 2003.  In addition to the residential loans recorded on the books, approximately $89 million of fixed rate loans were underwritten and sold during the quarter producing fee income of $0.8 million.

Dividend Payment Continues

Concurrent with the release of the first quarter 2003 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.05 per share.  The record date for this dividend is May 1, 2003 and the payment date will be May 15, 2003.

Outlook for 2003

When asked about the Company’s outlook for 2003, Walter M. Pressey, President and Chief Financial Officer commented, “I am pleased that the organic growth of our balance sheet was sufficient to more than off set net interest margin compression experienced by Boston Private along with other firms in the industry this quarter.  We continue to focus on growing our lending business without compromising our historically high underwriting standards.” Mr. Pressey continued, “Although market trends in private banking and investment management remain challenging, we are focused on growing our deposit and loan business and acquiring new assets under management.  As market conditions improve, we believe we are well positioned to benefit from our growth strategies and over the long-term, deliver strong results for our shareholders.”

Conference Call

Management announced that it will host a quarterly conference call to review the Company’s financial performance, business and prospects on Wednesday, April 16th at 4:30 pm eastern standard time. Interested parties may join the call by dialing 800-223-9488.  The password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone replay will be available beginning Wednesday at 6:00 pm. through midnight, April 29, 2003.  The replay telephone number is 888-566-0167.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) offers a full range of high-touch wealth management services. Boston Private’s assets include six operating companies located in New England and California, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. The subsidiaries include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, RINET Company LLC, and Boston Private Value Investors, Inc. and in Northern California, Sand Hill Advisors and Borel Private Bank & Trust Company. Boston Private also has a minority holding in Coldstream Capital Management, Inc. based in Bellevue, Washington.  Boston Private manages approximately $6.7 billion in client assets, and has balance sheet assets of approximately $1.85 billion. It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index®.

New England Region

Boston Private Bank & Trust Company specializes in providing private banking and investment services to individuals, their families and businesses.  It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios.  It also offers commercial and residential lending services including a First Time Homebuyer Program.  Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

Westfield Capital Management specializes in separately managed domestic growth equity portfolios in all areas of the capitalization spectrum.  All members of Westfield’s Investment Committee conduct rigorous fundamental research in analyzing company growth prospects for investment.  Westfield’s clients consist of pension funds, endowments and foundations, mutual funds as well as high net worth individuals. Westfield also acts as the investment manager of five limited partnerships.

RINET Company, LLC provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families.  Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

Boston Private Value Investors, Inc. manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, NH and an office at Ten Post Office Square in Boston, MA.

Northern California Region

Borel Private Bank & Trust Company serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts commercial and private banking, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

Sand Hill Advisors has been providing wealth management services to high net worth investors and select institutions in Northern California for 20 years. The firm manages investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. A registered investment advisor headquartered in Menlo Park, CA, Sand Hill has special expertise in transitional wealth counsel.

Pacific Northwest Region

Coldstream Capital Management Inc. is a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families.  Since inception in 1996, Coldstream Capital Management has helped families with considerable assets grow, enhance and safeguard their wealth by offering objective advice and comprehensive strategies tailored to match their personal and financial goals.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These statements included, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  These factors include, among others, changes in the interest rate environment which may reduce interest margins and adversely impact net interest income, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities, competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance, the effects of national and local economic conditions, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired , and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc,

Selected Financial Data

(Unaudited)

(Dollars In Thousands, Except Per Share Data)

	March 31, 2003	March 31, 2002	% Change

FINANCIAL DATA:
Total Balance Sheet Assets	$1,934,430	$1,577,323	22.6%
Stockholders’ Equity	168,121	144,756	16.1%
Boston Private Bank Tangible Capital	91,205	73,962	23.3%
Borel Private Bank Tangible Capital	38,849	31,823	22.1%
Investment Securities	382,755	270,177	41.7%
Loans held for sale	13,978	4,474	212.4%
Commercial Loans	746,459	562,039	32.8%
Residential Mortgage Loans	551,324	510,076	8.1%
Home Equity and Other Loans	77,754	79,343	(2.0)%
Total Loans	1,375,537	1,151,458	19.5%
Allowance for Loan Losses	17,736	15,201	16.7%
Nonperforming Loans	1,806	1,458	23.9%
Other Real Estate Owned	—	—	NA
Nonperforming Assets	1,806	1,458	23.9%
Deposits	1,496,908	1,224,060	22.3%
Borrowings	236,843	181,695	30.4%

Book Value Per Share	$7.42	$6.48	14.6%
Market Price Per Share	$14.96	$26.75	(44.1)%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$3,117,000	$2,930,000	6.4%
Boston Private Bank & Trust	1,653,000	1,575,000	5.0%
Sand Hill Advisors - Regular Accounts	485,000	543,000	(10.7)%
Sand Hill Advisors - Concentrated Stock Portfolios	16,000	102,000	(84.3)%
Boston Private Value Investors	482,000	499,000	(3.4)%
RINET Company	594,000	580,000	2.4%
Borel Bank & Trust Company	514,000	521,000	(1.3)%
Less: intercompany subadvisory relationship	(45,000)	0	na
Total Assets Under Management	$6,816,000	$6,750,000	1.0%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.69%	9.18%	(5.3)%
Nonperforming Loans/Total Loans	0.13%	0.13%	0.0%
Allowance for Loan Losses/Total Loans	1.29%	1.32%	(2.3)%
Allowance for Loan Losses/Non Performing Assets	982.06%	1042.59%	(5.8)%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.74%	10.51%	2.2%
Allowance for Loan Losses and Tangible Capital/ Non Performing Assets	8183.28%	8298.08%	(1.4)%
Nonperforming Assets/Total Assets	0.09%	0.09%	0.0%

	Three Months Ended
	March 31, 2003	March 31, 2002	% Change

OPERATING RESULTS:
Net Interest Income	$16,308	$15,199	7.3%
Investment Management Fees - Westfield Capital Management	4,963	4,883	1.6%
Investment Management Fees - Boston Private Bank & Trust	2,369	2,332	1.6%
Investment Management Fees - Sand Hill Advisors	892	1,134	(21.3)%
Investment Management Fees - Boston Private Value Investors	973	938	3.7%
Investment Management Fees - Borel Bank & Trust Company	652	608	7.2%
Total Investment Management Fees	9,849	9,895	(0.5)%
Financial Planning Fees	1,537	1,475	4.2%
Cash Administration Fees	214	221	(3.2)%
Gain on Sale of Loans	791	271	191.9%
Other Fees	927	796	16.5%
Total Fees	13,318	12,658	5.2%
Equity in Earnings of Partnerships	95	(18)	(627.8)%
Gain on Sale of Investments	1,075	415	159.0%
Total Fees and Other Income	14,488	13,055	11.0%
Total Revenue	30,796	28,254	9.0%

Loan Loss Provision	778	680	14.4%

Salaries and Benefits	14,265	12,833	11.2%
Occupancy and Equipment	5,292	2,519	110.1%
Professional Services	1,032	822	25.5%
Marketing and Business Development	932	830	12.3%
Contract Services and Processing	461	399	15.5%
Amortization of Goodwill and Intangibles	39	5	680.0%
Other	2,115	1,688	25.3%
Operating Expenses	24,136	19,096	26.4%
Income Before Taxes	5,882	8,478	(30.6)%
Income Tax Expense	4,801	2,695	78.1%
Net Income	1,081	5,783	(81.3)%

	Three Months Ended
	March 31, 2003	March 31, 2002	% Change
PER SHARE DATA:

Earnings per share

Basic Earnings Per Share	$0.05	$0.26	(80.8)%

Diluted Earnings Per Share	$0.05	$0.25	(80.0)%

Average Common Shares Outstanding	22,618,498	22,307,596	1.4%

Average Diluted Shares Outstanding	23,298,957	23,332,355	(0.1)%

Reconciliation of GAAP EPS to Core EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.05	$0.25	(80.0)%
Add: REIT Tax Adjustment	$0.13	$0.00	NA
Add: Lease Accrual	$0.06	$0.00	NA
Core Earnings Per Share	$0.24	$0.25	(4.0)%

Core Net Income

Net Income (GAAP)	$1,081	$5,783	(81.3)%
Add: REIT Tax Adjustment	$3,079	$0	NA
Add: Lease Accrual	$1,318	$0	NA
Core Net Income	$5,478	$5,783	(5.3)%

Proforma Net Income and Earnings per Share under FAS123

Net Income (GAAP)	1,081	5,783	NA
Less: Stock based Employee and Director Compensation Expense	519	1,069	(51.4)%
Pro forma FAS 123 Net Income	562	4,714	(88.1)%

Basic Earnings per share	$0.02	$0.21	(90.5)%
Diluted Earnings per share	$0.02	$0.20	(90.0)%

Detailed Reconciliation of GAAP And Core Earnings

	March 31, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Core Earnings

Revenues	$30,796	$0	$0	$30,796
Allowance for Loan Losses	778	0	0	778
Expenses	24,136	(466)	(2,028)	21,642
Pre-Tax Income	5,882	466	2,028	8,376
Income Tax Expense	4,801	(2,613)	710	2,898
Net Income	1,081	$3,079	$1,318	$5,478

Diluted Earnings per share	$0.05	$0.13	$0.06	$0.24

	March 31, 2002
	GAAP Earnings	Adjustment	Adjustment	Core Earnings

Revenues	$28,254	$0	$0	$28,254
Allowance for Loan Losses	680	0	0	680
Expenses	19,096	0	0	19,096
Pre-Tax Income	8,478	0	0	8,478
Income Tax Expense	2,695	0	0	2,695
Net Income	$5,783	$0	$0	$5,783

Diluted Earnings per share	$0.25	$0.00	$0.00	$0.25

	Three Months Ended
	March 31, 2003	March 31, 2002	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	2.56%	16.16%	(84.1)%
Return on Average Assets	0.23%	1.50%	(84.7)%
Net Interest Margin	3.77%	4.31%	(12.5)%
Total Fees and Other Income/Total Revenue	47.05%	46.21%	1.8%
Efficiency Ratio	78.37%	67.59%	15.9%
Net Loans charged-off (recovered)	93	—	NA

CORE OPERATING RATIOS:

Return on Average Equity	12.98%	16.16%	(19.7)%
Return on Average Assets	1.17%	1.50%	(22.0)%
Efficiency Ratio	71.79%	67.59%	6.2%

	Three Months Ended
	March 31, 2003	March 31, 2002	% Change
AVERAGE BALANCE SHEET:

ASSETS:

Interest Bearing Cash	$9,013	$1,465	515.2%
Federal Funds Sold	67,981	27,483	147.4%
Money Market Investments	37,078	61,501	(39.7)%
U.S. Treasuries and Agencies	166,168	107,807	54.1%
Municipal Securities	123,242	99,623	23.7%
Corporate Bonds	13,442	24,064	(44.1)%
Mortgage-Backed Securities	1,291	2,137	(39.6)%
FHLB Stock	8,317	6,943	19.8%
Commercial Loans	697,522	532,263	31.0%
Residential Loans	563,085	502,095	12.1%
Home Equity and Other Consumer Loans	79,144	78,723	0.5%
Total Earning Assets	1,766,283	1,444,104	22.3%
Allowance for Loan Losses	(17,384)	(14,790)	17.5%
Other Assets	121,536	110,707	9.8%
TOTAL ASSETS	$1,870,435	$1,540,021	21.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$23,729	$22,635	4.8%
NOW Accounts	184,670	134,077	37.7%
Money Market Accounts	754,251	602,920	25.1%
Certificates of Deposit	250,403	247,332	1.2%
Total Interest-Bearing Deposits	1,213,053	1,006,964	20.5%
Federal Funds Purchased	2,552	2,482	2.8%
Repurchase Agreements	68,845	55,074	25.0%
FHLB Borrowings	151,117	119,713	26.2%
Total Interest-Bearing Liabilities	1,435,567	1,184,233	21.2%
Noninterest-Bearing Deposits	241,731	192,214	25.8%
Other Liabilities	24,368	20,428	19.3%
Total Liabilities	1,701,666	1,396,875	21.8%
Stockholders’ Equity	168,769	143,146	17.9%
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,870,435	$1,540,021	21.5%

	March 31, 2003	December 31, 2002	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$1,934,430	$1,820,741	6.2%
Stockholders’ Equity	168,121	167,382	0.4%
Boston Private Bank Tangible Capital	91,205	86,661	5.2%
Borel Private Bank Tangible Capital	38,849	36,975	5.1%
Investment Securities	382,755	345,857	10.7%
Loans held for sale	13,978	30,923	100.0%
Commercial Loans	746,459	676,189	10.4%
Residential Mortgage Loans	551,324	544,166	1.3%
Home Equity and Other Loans	77,754	81,371	(4.4)%
Total Loans	1,375,537	1,301,726	5.7%
Allowance for Loan Losses	17,736	17,050	4.0%
Nonperforming Loans	1,806	1,057	70.9%
Other Real Estate Owned	—	—	NA
Nonperforming Assets	1,806	1,057	70.9%
Deposits	1,496,908	1,400,333	6.9%
Borrowings	236,843	218,389	8.5%

Book Value Per Share	$7.42	$7.42	0.0%
Market Price Per Share	$14.96	$19.86	(24.7)%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$3,117,000	$2,766,000	12.7%
Boston Private Bank & Trust	1,653,000	1,605,000	3.0%
Sand Hill Advisors - Regular Accounts	485,000	456,000	6.4%
Sand Hill Advisors - Concentrated Stock Portfolios	16,000	21,000	(23.8)%
Boston Private Value Investors	482,000	501,000	(3.8)%
RINET Company	594,000	591,000	0.5%
Borel Bank & Trust Company	514,000	501,000	2.6%
Less: intercompany subadvisory relationship	(45,000)	0	na
Total Assets Under Management	$6,816,000	$6,441,000	5.8%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.69%	9.19%	(5.4)%
Nonperforming Loans/Total Loans	0.13%	0.08%	62.5%
Allowance for Loan Losses/Total Loans	1.29%	1.31%	(1.5)%
Allowance for Loan Losses/Non Performing Assets	982.06%	1613.06%	(39.1)%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.74%	10.81%	(0.6)%
Allowance for Loan Losses and Tangible Capital/ Non Performing Assets	8183.28%	13309.93%	(38.5)%
Nonperforming Assets/Total Assets	0.09%	0.06%	50.0%

	Three Months Ended
	March 31, 2003	December 31, 2002	% Change
OPERATING RESULTS:

Net Interest Income	$16,308	$16,565	(1.6)%
Investment Management Fees - Westfield Capital Management	4,963	4,519	9.8%
Investment Management Fees - Boston Private Bank & Trust	2,369	2,277	4.0%
Investment Management Fees - Sand Hill Advisors	892	852	4.7%
Investment Management Fees - Boston Private Value Investors	973	969	0.4%
Investment Management Fees - Borel Bank & Trust Company	652	578	12.8%
Total Investment Management Fees	9,849	9,195	7.1%
Financial Planning Fees	1,537	1,392	10.4%
Cash Administration Fees	214	202	5.9%
Gain on Sale of Loans	791	1,073	(26.3)%
Other Fees	927	693	33.8%
Total Fees	13,318	12,555	6.1%
Equity in Earnings of Partnerships	95	(21)	NA
Gain on Sale of Investments	1,075	439	144.9%
Total Fees and Other Income	14,488	12,973	11.7%
Total Revenue	30,796	29,538	4.3%

Loan Loss Provision	778	630	23.5%

Salaries and Benefits	14,265	13,682	4.3%
Occupancy and Equipment	5,292	3,252	62.7%
Professional Services	1,032	607	70.0%
Marketing and Business Development	932	1,024	(9.0)%
Contract Services and Processing	461	428	7.7%
Amortization of Goodwill and Intangibles	39	39	0.0%
Other	2,115	1,587	33.3%
Operating Expenses	24,136	20,619	17.1%
Income before Taxes	5,882	8,289	(29.0)%
Income Tax Expense	4,801	2,461	95.1%
Net Income	$1,081	$5,828	(81.5)%

	Three Months Ended
	March 31, 2003	December 31, 2002	% Change
PER SHARE DATA:

Basic Earnings Per Share	$0.05	$0.26	(80.8)%

Diluted Earnings Per Share	$0.05	$0.25	(80.0)%

Average Common Shares Outstanding	22,618,498	22,517,300	0.4%

Average Diluted Shares Outstanding	23,298,957	23,276,155	0.1%

Reconciliation of GAAP EPS to Core EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.05	$0.25	(80.0)%
Add: REIT Tax Adjustment	$0.13	$0.00	NA
Add: Lease Accrual	$0.06	$0.00	NA
Core Earnings Per Share	$0.24	$0.25	(4.0)%

Core Net Income

Net Income (GAAP)	$1,081	$5,828	(81.5)%
Add: REIT Tax Adjustment	$3,079	$0	NA
Add: Lease Accrual	$1,318	$0	NA
Core Net Income	$5,478	$5,828	(6.0)%

Proforma Net Income and Earnings per share under FAS123

Net Income	1,081	5,828	NA
Less: Stock based Employee and Director Compensation Expense	519	564	(8.0)%
Proforma Net Income	562	5,264	(89.3)%

Proforma Basic Earnings per share	$0.02	$0.23	(91.3)%

Proforma Diluted Earnings per share	$0.02	$0.23	(91.3)%

OPERATING RATIOS & STATISTICS:

Return on Average Equity	2.56%	14.23%	(82.0)%
Return on Average Assets	0.23%	1.30%	(82.3)%
Net Interest Margin	3.77%	4.00%	(5.8)%
Total Fees and Other Income/Total Revenue	47.05%	43.92%	7.1%
Efficiency Ratio	78.37%	69.80%	12.3%
Net Loans charged-off (recovered)	93	(54)	NA

CORE OPERATING RATIOS:

Return on Average Equity	12.98%	14.23%	(8.8)%
Return on Average Assets	1.17%	1.30%	(9.9)%
Efficiency Ratio	71.79%	69.80%	2.8%